EXHIBIT A: Joint Filing Agreement
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value $0.00002 per share, of China Techfaith Wireless Communication Technology Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
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Signature Page
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2006.

Lin Dong		/s/ Lin Dong
Lin Dong

Crossvine Assets Limited	By:	/s/ Lin Dong
		Name:	Lin Dong
		Title:	Director

Dong’s 2 Family Trust	For and on behalf of HSBC International Trustee Limited, as trustee for Dong’s 2 Family Trust

	By:	/s/ Andrew T. Chan /s/ Danny W. K. Tsui
		Name:	Andrew T. Chan, Danny W. K. Tsui
		Title:	Vice President, Assistant Vice President

HSBC International Trustee Limited	For and on behalf of HSBC International Trustee Limited

	By:	/s/ Andrew T. Chan /s/ Danny W. K. Tsui
		Name:	Andrew T. Chan, Danny W. K. Tsui
		Title:	Vice President, Assistant Vice President